EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT















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                                   EXHIBIT 2.1
                            STOCK PURCHASE AGREEMENT


     AGREEMENT  entered  into as of  November  19,  1999,  by and  among  Varner
Technologies, Inc., a Missouri corporation (the "Buyer"), and Certain Shareholders of Peppermill Corporation Corp. set forth on Schedule A hereto (the "Sellers"). The Buyer and the Sellers are referred to collectively herein as the "Parties."

     The Sellers in the aggregate own 90.0024% of the combined issued and outstanding capital stock of Peppermill Capital Corp., a Nevada corporation ("Target").

     This Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, their entire interest in Target, which constitutes 90.0024% of the issued and outstanding shares of the Target in return for cash.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

     1.   Definitions.

     "Accredited Investor" has the meaning set forth in Regulation D promulgated under the U.S. Securities Act of 1933 ("Securities Act").

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the U.S. Securities Exchange Act of 1934 ("Securities Exchange Act").

     "Buyer" has the meaning set forth in the preface above.

     "Closing" has the meaning set forth in ss.2 below.

     "Closing Date" has the meaning set forth in ss.2 below.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" means any information concerning businesses and affairs of the Target that is not already generally available to the public.

     "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of


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the  environment,  including  without  limitation  all  those  relating  to  the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

     "Financial Statement" has the meaning set forth in ss.4 below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Indemnified Party" has the meaning set forth in ss.8 below.

     "Indemnifying Party" has the meaning set forth in ss.8 below.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations- in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptions, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know- how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Knowledge" means actual knowledge after reasonable investigation.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in ss.4 below.

     "Most Recent Fiscal Month End" has the meaning set forth in ss.4 below.

     "Most Recent Fiscal Year End" has the meaning set forth in ss.4 below.


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     "Ordinary  Course of  Business"  means  the  ordinary  course  of  business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Purchase Price" has the meaning set forth in ss.2(b) below.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
(d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Seller" has the meaning set forth in the preface above.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors. For the purpose of this Agreement, Subsidiary also includes any Franchise of the Target.

     "Target" has the meaning as set forth in the preface above.

     "Target Share" means any share of the Stock or ownership interest of the Target.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Third Party Claim" has the meaning set forth in ss.8 below.

     2.   Purchase and Sale of Target Shares.



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     (a) Basic  Transaction.  On and subject to the terms and conditions of this
Agreement, the Buyer agrees to purchase from the Sellers, and the Sellers agree to sell to the Buyer, all of their Target Shares for the consideration specified below in this ss.2.

     (b) Purchase Price. The Buyer agrees to pay to the Sellers (the "Purchase Price"), an aggregate of Three Hundred Thousand Dollars ($300,000). The Purchase Price shall be allocated among the Sellers according to their proportionate ownership interest in the Target Shares.

     (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at Atlas, Pearlman, Trop & Borkson, P.A., commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and Vickers may mutually determine (the "Closing Date").

     (d) Deliveries at the Closing. At the Closing, (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in ss.7(a) below, (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in ss.7(b) below, (iii) each of the Sellers will deliver to the Buyer stock certificates representing all of his or its Target Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to the purchaser representative of the Sellers the consideration specified in ss.2 above.

     3.   Representations and Warranties Concerning the Transaction.

     (a) Representations and Warranties of the Sellers. Each of the Sellers represents and warrants to the Buyer that the statements contained in this ss.3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3(a)) with respect to himself or itself, except as set forth in any addendum attached hereto.

          (i) Organization of Certain Sellers. If the Seller is a corporation, the Seller is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

          (ii) Authorization of Transaction. The Seller has full power and authority (including, if the Seller is a corporation, full corporate power and authority) to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.


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          (iii) Noncontravention. Neither the execution and the delivery of this
     Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or, if the Seller is a corporation, any provision of its charter of bylaws.

          (iv) Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

          (v) Target Shares. The Seller holds of record and owns beneficially all Target Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Target (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Target.

     (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers that the statements contained in this ss.3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

          (i) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

          (ii) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of,


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     create in any party the right to accelerate,  terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject .

          (iv) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

          (v) Investment. The Buyer is not acquiring the Target Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

     4. Representations and Warranties Concerning the Target. Brent Vickers ("Vickers") represents and warrants to the Buyer that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4).

     (a) Organization, Qualification, and Corporate Power. Target is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada. Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Target has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. The Sellers have delivered to the Buyer correct and complete copies of the charter and bylaws of Target (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of Target is correct and complete. The Target is not in default under or in violation of any provision of its charter or bylaws.

     (b) Capitalization. The entire authorized capital stock of the Target consists of 200,000,000 Target Shares, of which 11,239,700 Target Shares are issued and outstanding and no Target Shares are held in treasury. All of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and 10,116,000 are held of record by the respective Sellers and have been disclosed to Buyer in Exhibit A. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Target.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution,


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statute, regulation, rule, injunction,  judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Target is subject or any provision of the charter or bylaws of the Target or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Target does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (d) Brokers' Fees. The Target has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (e) Title to Assets. The Target has good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

     (f) Subsidiaries. Target has no subsidiaries.

     (g) Financial Statements. Attached hereto as Exhibit B are financial statements (collectively the "Financial Statements"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Target as of such dates and the results of operations of the Target for such periods, are correct and complete, and are consistent with the books and records of the Target (which books and records are correct and complete).

     (h) Events Subsequent to Most Recent Fiscal Year End. Since December 31, 1998, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Target.

     (i) Undisclosed Liabilities. The Target has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet contained in the Target's 10-QSB at September 30, 1999 (rather than in any notes thereto) and (ii) Liabilities which have arisen after (September 30, 1999 the Most Recent Fiscal Month End) in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (j) Legal Compliance. The Target and its Affiliates have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies


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thereof),  and no  action,  suit,  proceeding,  hearing,  investigation,  charge complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     (k)  Tax Matters.

          (i) The Target has filed all Tax Returns that its was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owned by the Target (whether or not shown on any Tax Return) have been paid. The Target is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Target does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Target that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) The Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (iii) No Seller or director or officer (or employee responsible for Tax matters) of the Target expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Target either (A) claimed or raised by any authority in writing or (B) as to which any of the Sellers and the directors and officers (and employees responsible for Tax matters) of the Target has Knowledge based upon personal contact with any agent of such authority.

          (iv) The Target has not waived any statute of limitation in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (l)  Real Property.

          (i) Target owns no real property.

          (ii) The Sellers have delivered to the Buyer correct and complete copies of all leases and subleases. With respect to each lease and sublease:

               (A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

               (B) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

               (C) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a


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          breach or default or permit termination, modification, or acceleration thereunder;

               (D) with respect to each sublease, the representations and warranties set forth above are true and correct with respect to the underlying lease; and

               (E) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations.

     (m) Intellectual Property.

          (i) The Target owns and has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the operation of the businesses of the Target as presently conducted. Each item of Intellectual Property owned or used by the Target immediately prior to the Closing hereunder will be owned or available for use by the Target on identical terms and conditions immediately subsequent to the Closing hereunder.

          (ii)  The   Target   has  not   interfered   with,   infringed   upon,
     misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties.

     (n) Tangible Assets. The Target owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

     (o) SEC Documents. Target has filed with the SEC all documents to be filed under the Securities Act of 1933 and the Securities Exchange Act of 1934. As of their respective dates, the Target's SEC documents complied in all material respects with the requirements of the Securities Act and Exchange Act, as the case may be, and none of the Target's SEC documents contained any untrue statement of material fact or omitted to state a material fact required to be stated therein are necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     As of their respective dates, the financial statements of Target included in the Target SEC documents complied in all material respects with the applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved and present fairly the financial position of Target as at the dates thereof and the operations and statements of cash flow for the periods then ended.


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     (p)  Contracts.  Sellers have  disclosed the following  contracts and other agreements to which Target is a party:

          (i) any material agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments:

          (ii) any material agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or result in a loss to Target;

          (iii) any agreement concerning a partnership or joint venture;

          (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation;

          (v) any agreement concerning confidentiality or noncompetition;

          (vi) any agreement with any of the Sellers and their Affiliates (other than the Target);

          (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (viii) any collective bargaining agreement;

          (ix) any material  agreement for the employment of any individual on a
     full-time,   part-time,   consulting,   or  other  basis  providing  annual
     compensation; or

          (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business.

     (q)  Litigation.  Sellers have set forth each  instance in which the Target
(i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for litigation matters) of the Target, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Target. None of the Sellers and the directors and officers (and employees with responsibility for litigation matters) of the Target has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Target.

     (r) Employees. The Target is not a party to or bound by any collective bargaining agreement, nor has Target experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes.

     (s) Employee Benefits. Sellers have disclosed each Employee Benefit Plan that the Target maintains or to which the Target contributes or has any obligation to contribute.

     (t) Guaranties. The Target is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

     (u) Environmental, Health, and Safety Matters. The Target has complied and is in compliance with all Environmental, Health, and Safety Requirements.

     (v) Certain Business Relationships with the Target. None of the Sellers and their Affiliates has been involved in any business arrangement or relationship with the Target within the past 12 months.

     (w) Disclosure. The representations and warranties contained in this ss.4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this ss.4 not misleading.

     5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     (a) General. Each of the Parties will use his or its best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.7 below).

     (b) Notices and Consents. The Sellers will cause the Target to give any notices to third parties, and will cause the Target to use its reasonable best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in ss.4 above. Each of the Parties will (and the Sellers will cause the Target to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to Sections 3 and 4 above.

     (c) Operation of Business. The Sellers will not cause or permit the Target to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Sellers will not cause or permit the target to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock.

     (d) Full Access. Each of the Sellers will permit, and the Sellers will cause the Target to permit, representatives of the Buyer to have full access to all premises, properties, personnel, books records (including Tax records), contracts, and documents of or pertaining to the Target.

     (e) Exclusivity. None of the Sellers will (and the Sellers will not cause or permit the Target to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Target (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Sellers will vote their Target Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Sellers will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

     (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under ss.8 below).

     (b) No Reverse Splits. For a period of six months from the Closing of this Agreement, Buyer agrees that it will not subdivide the shares of Target's common stock.

     (c) Issuance of Registered Securities. Except for the issuance of securities in connection with (i) a merger, acquisition or business combination,
(ii) preferred securities issued in connection with any financing transaction, Company will not seek to cause the registration of any of Target's shares for a period of six months from the date of Closing of this Agreement.

     7.   Conditions to Obligation to Close.

     (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth inss.3(a) andss.4 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

          (iii) the Target shall have procured the necessary third party consents;

          (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Target Shares and to control the Target, or (D) affect adversely the right of the Target to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

          (v) Vickers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above inss.7(a) is satisfied in all respects;

          (vi)  Target  and  Buyer  shall  have  agreed  to enter  into a merger
     agreement   providing   for  the  merger  of  Buyer  into  Target  in  form
     satisfactory to Buyer;

          (vii) The existing officers and directors of Target shall have tendered their resignations and shall have appointed such officers and directors as are directed by Buyer;

          (viii) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer; and

          (ix) such other documents, certificates and agreements as Buyer shall reasonably request.

The Buyer may waive any condition specified in this ss.7(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth inss.3(b) above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing; and

          (iii) the Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in ss.7(b) is satisfied in all respects.

Vickers may waive any condition specified in this ss.7(b) if they execute a writing so stating at or prior to the Closing.

     8.   Remedies for Breaches of This Agreement.

     (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

     (b)  Indemnification Provisions for Benefit of the Buyer.

          (i) In the event Vickers breaches (or in the event any third party alleges facts that, if true, would mean Vickers has breached) any of the representations, warranties, and covenants contained herein (other than the covenants in ss.2(a) above and the representations and warranties in ss.3(a) above), and, if there is an applicable survival period pursuant to ss.8(a) above, provided that the Buyer makes a written claim for indemnification against Vickers within such survival period, then Vickers agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

          (ii) In the event any of the Sellers breaches (or in the event any third party alleges facts that, if true, would mean any of the Sellers has breached) any of his or its covenants in ss.2(a) above or any of his or its representations and warranties in ss.3(a) above, and, if there is an applicable survival period pursuant to ss.8(a) above, provided that the Buyer makes a written claim for indemnification against the Seller within such survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

          (iii) Vickers agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Target (x) for any Taxes of the Target with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable) shown on the face of the Most Recent Balance Sheet, and (y) for the unpaid Taxes of any Person (other than the Target).

          (iv) Vickers agrees to indemnify Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of or relating to a breach of the covenants in Section 9 hereof.

     (c) Matters Involving Third Parties.

          (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this ss.8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless ( and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen
     (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with ss.8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party.

          (iv) In the event any of the conditions in ss.8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim

     (including attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this ss.8.

     (d) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of , any statutory, equitable, or common law remedy (including without limitation any such remedy arising under Environmental, Health, and Safety Requirements) any Party may have with respect to the Target or the transactions contemplated by this Agreement. Each of the Sellers hereby agrees that he or it will not make any claim for indemnification against the Target by reason of the fact that he or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

     9. Shareholders' Representative. Vickers hereby irrevocably acknowledges that each Seller has appointed Vickers as his agent and representative, an attorney in fact for all purposes under this Agreement.

     Each Seller has authorized Vickers, on behalf in the name of such Sellers, to (i) receive all notices or documents or to be given to him by Buyer pursuant hereto; (ii) deliver at Closing the certificates for the shares of each Seller in exchange for his portion of the purchase price (iii) sign and deliver to Buyer at the Closing a receipt for his portion of the purchase price and transmits such purchase price to each Seller; (iv) deliver to Buyer at the Closing all certificates and documents to be delivered to Buyer by the Sellers pursuant to this Agreement, together with any other certificates and documents executed by each Seller and deposited with Vickers for such purpose; and (v) take such action on behalf of such Sellers as Vickers may deem appropriate hereof, including, but not limiting to waiving any inaccuracies in the representations or warranties of Buyer, waiving of any conditions precedent to the Sellers' obligations hereunder, and all such other matters as Vickers may deem necessary or appropriate to consummate this Agreement and the transactions contemplated hereby.

     Vickers acknowledges that the appointment as representative is irrevocable and is deemed coupled with an interest in any action taken by Vickers pursuant to such authority.

     Buyer shall not be obligated to inquire into the authority of Vickers and Buyer shall be protected in dealing with him.

     10. Termination.

     (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

          (i) the Buyer and Vickers on behalf of the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) a mutual consent of Buyer and Vickers:

          (iii) by either Buyer or Vickers if the Closing not has occurred (other than through the failure of any Party seeking to terminate this Agreement to fully comply with its obligations under this Agreement) on or before December 31, 1999, or such later date as the Parties may agree upon; or

          (iv) by Buyer if any conditions in ss.7(a) have not been satisfied or such a condition is or becomes impossible and Buyer has not waived such condition.

     (b) Effect of Termination. If any Party terminates this Agreement pursuant to ss.10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

     11. Miscellaneous.

     (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to Closing without the prior written approval of the Buyer and Vickers; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law.

     (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (d) Succession and Assignment. This Agreement shall be binding upon and insure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and Vickers; provided, however, that the Buyer may
(i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (e)   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f) Headings. The section headings contained in this Agreement are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

     (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Sellers:                          Copy to:


If to the Buyer:                            Copy to:



Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demand, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (h) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Requisite Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior to subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (j) Expenses. Each of the Parties and the Target will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that the Target has not borne or will bear any of the Sellers' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

     (k) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     (l) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement or by other signed agreement are incorporated herein by reference and made a part hereof.

     (m) Legal representation. Each party specifically acknowledges and agrees that they have been afforded the right to be represented by counsel and Atlas, Pearlman, Trop & Borkson, P.A. represents the Buyer.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on
_______________________.

VARNER TECHNOLOGIES, INC. (BUYER)


By: /s/ Clayton W. Varner
    -----------------------------
Title: CEO and President


SELLERS:



/s/ Brent Vickers
----------------------------------
Brent Vickers, individually and as
Shareholders' Representative